Exhibit 99.1

News—For Immediate Release

Media Contact:	Investor Contact:
Beth Halloran	Catherine Graham
Director, Corporate Communications	EVP & Chief Financial Officer
703.394.5248	703.394.5155
bhalloran@orcc.com	cgraham@orcc.com

ONLINE RESOURCES POSTS STRONG FIRST QUARTER 2004
Consumer Adoption And New Clients Up Sharply

MCLEAN, Va., April 21, 2004 — Online Resources Corporation (Nasdaq: ORCC), a leading outsourcer of Internet banking and payment services, today reported financial and operating results for the three months ending March 31, 2004.

•	Revenue for the first quarter of 2004 was $9.8 million. This compares to $11.0 million in the first quarter of 2003, or $8.8 million after excluding a large one-time termination fee reported that quarter.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) for the first quarter of 2004 was $1.4 million. This compares to $3.2 million in first quarter 2003, or $1.0 million after excluding the one-time fee.

•	Net income for the first quarter 2004 was $419,000, or $0.02 per share. This compares to first quarter 2003 net income of $2,123,000, or $0.15 per share, and breakeven after adjusting for the one-time fee.

“Financial performance was at the high end of both consensus analyst expectations and our guidance,” stated Matthew P. Lawlor, chairman and chief executive officer. “The results were fueled by strong operating fundamentals across the board.”

Consumer adoption of Internet banking services increased to 18.5 percent versus 16.8 percent in the fourth quarter of 2003. Payment services adoption increased to 5.7 percent versus 5.1 percent in the fourth quarter of 2003, including a 71 percent year-over-year increase in bill payment transactions. The Company also expanded its distribution channel to 670 financial institutions with the addition of 49 new clients.

Lawlor added, “We look forward to strong earnings improvement for the balance of 2004. The year-over-year and quarterly sequential impact of two large clients who were acquired is now largely behind us. Our remaining client base is well diversified and we are at a high point of potential earnings leverage, as recurring user fees are expanded over our relatively fixed cost base. Strategically, we are cautiously optimistic about early consumer receptivity to Money HQ and e-commerce interest in our patented real-time payment capabilities.”

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2004 Business Outlook

The following statements are forward-looking, and actual results may differ materially. This guidance assumes no change in the method of accounting for equity compensation. For second quarter and full year 2004, the Company expects the following:

Second Quarter 2004

•	Revenue between $10.2 million and $10.4 million.

•	Gross profit margin between 56 percent and 58 percent.

•	Earnings before interest, taxes, depreciation and amortization (EBITDA) between $1.6 million and $1.9 million.

•	Net income between $0.03 and $0.05 per share calculated on basic and fully diluted share counts of 18.0 million shares and 20.2 million shares, respectively.

Full Year 2004

•	Revenue remains between $42.0 million and $44.0 million.

•	Gross profit margin remains between 57 and 59 percent.

•	EBITDA remains between $7.3 million and $8.0 million.

•	Net income remains between $0.18 and $0.22 per share based on a projected 20.2 million fully diluted shares outstanding.

The Company’s management will host a conference call to discuss its first quarter results on Wednesday, April 21, 2004 at 4:15 p.m. ET. The conference call dial-in number is (877) 590-4770 for domestic participants and (706) 679-7688 for international participants. Alternatively, a live web cast of the call will be available through the “Investors” section of Online Resources’ web site at www.orcc.com. The call and web cast will be recorded and available for playback from 8:00 p.m. ET on April 21 until midnight on Wednesday, April 28. For the conference call playback, dial (800) 642-1687 for domestic participants and (706) 645-9291 for international participants and enter code 6227569. For web cast replay, go to the “Investors” section of www.orcc.com.

About Online Resources
Online Resources (Nasdaq: ORCC – www.orcc.com) is an outsourcer of Internet banking and payment services to over 650 financial institutions nationwide. In contrast to other providers, Online Resources owns, operates and drives critical banking, payments and marketing infrastructure that enable a superior customer experience and Internet channel success. The company’s industry-leading services power over 100 million transactions and $9 billion in consumer bill payments annually. Founded in 1989, Online Resources has been widely recognized as one of the nation’s fastest growing technology companies.

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This news release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Specifically factors that might cause such a difference include, but are not limited to: the company’s history of losses and anticipation of future losses; the company’s dependence on the marketing efforts of third parties; the potential fluctuations in the company’s operating results; the company’s potential need for additional capital; the company’s potential inability to expand the company’s services and related products in the event of substantial increases in demand for these services and related products; the company’s competition; the company’s ability to attract and retain skilled personnel; the company’s reliance on the company’s patents and other intellectual property; the early stage of market adoption of the services it offers; consolidation of the banking and financial services industry; and those risks and uncertainties discussed in filings made by the company with the Securities and Exchange Commission, including those risks and uncertainties contained under the heading “Risk Factors” in the company’s Form 10-K, latest 10-Q, and S-3 as filed with the Securities and Exchange Commission. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.

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Online Resources Corporation
Quarterly Operating Data

									% Change
	2Q 2002	3Q 2002	4Q 2002	1Q 2003	2Q 2003	3Q 2003	4Q 2003	1Q 2004	1Q04 vs.	1Q04 vs.
				(see Note 1)			(see Note 2)		1Q03	4Q03
FINANCIAL DATA

Revenue ($M)	$7.9	$8.2	$8.5	$11.0	$8.4	$9.3	$9.7	$9.8	-11%	0%
Gross Profit ($M)	$4.2	$4.6	$5.0	$7.2	$4.7	$5.2	$5.8	$5.5	-23%	-6%
Gross Profit Margin	53%	57%	59%	65%	55%	57%	60%	56%	-14%	-7%
EBITDA ($M)	$0.8	$1.1	$1.5	$3.2	$1.1	$1.4	$1.7	$1.4	-57%	-20%
Income/(Loss) from Operations ($M)	$0.1	$0.4	$0.7	$2.4	$0.3	$0.6	$0.7	$0.4	-83%	-43%

USAGE

Unique Users (#K)	542	575	623	661	726	797	841	926	40%	10%
Using Banking Services (#K)	365	374	403	420	390	418	416	450	7%	8%
Using Payment Services (#K)	267	300	327	349	437	488	528	592	70%	12%
Adoption Rates
Banking % (see Note 3)	9.2%	10.4%	11.2%	11.2%	13.5%	14.1%	16.8%	18.5%	65%	10%
Payment % (see Note 4)	3.4%	3.8%	4.2%	4.3%	4.4%	4.8%	5.1%	5.7%	33%	12%
Transactions
Banking Transactions (#M)	12.4	16.1	18.1	20.0	18.9	20.8	21.0	23.9	20%	14%
Payment Transactions (#M)	3.9	4.3	4.6	4.9	5.4	7.0	7.5	8.4	71%	12%

DISTRIBUTION CHANNEL

Total Client Base (see Note 5)
Unique Financial Institution Relationships (#)	474	484	534	550	558	562	633	670	22%	6%
Aggregate Checking Accounts (#M)	8.7	8.6	9.9	10.2	10.3	10.5	10.6	10.8	6%	2%
Aggregate Account Holders (#M)	16.8	16.2	18.2	18.8	19.0	19.3	19.5	19.9	6%	2%
% Of Client Checking Accounts Enabled	96%	95%	85%	85%	93%	95%	96%	94%	11%	-2%
Potential Product Distribution (enabled Checking Accts)
Banking Enabled (#M)	4.0	3.6	3.6	3.8	2.9	3.0	2.5	2.4	-37%	-4%
Payments Enabled (#M)	7.9	7.8	7.8	8.1	9.9	10.2	10.3	10.4	28%	1%
Full Billpay Services (#M)	5.1	5.0	5.0	5.2	4.4	4.5	4.2	4.1	-21%	-2%
Remittance & Other (#M)	2.8	2.8	2.8	2.9	5.5	5.7	6.1	6.3	117%	3%

Notes:

1.	1Q 2003 includes a one-time fee of $2.2 million, in connection with the early termination of the Company’s contract with Cal Fed, which was acquired and migrated to the Citigroup platform. Cal Fed had approximately 90,000 users.

2.	4Q 2003 includes a one-time fee of $328,000, in connection with the early termination of the Company’s contract with First Virginia Bank, which was acquired and migrated to the BB&T platform. First Virginia had approximately 27,000 users.

3.	Represents the percentage of users subscribing to our Internet Banking Service, out of the total number of checking accounts enabled for Banking Services.

4.	Represents the percentage of users subscribing to our Payment Services, out of the total number of checking accounts enabled for Payment Services.

5.	The Company updates the number of checking accounts for each client institution at the end of each year, and then restates the prior three quarters.

Online Resources Corporation
Statements of Operations
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED
	MARCH 31,
	2004	2003
Revenues:
Banking Services	$785	$1,308
Payment Services	6,336	4,575
Consumer Contact Services	1,931	2,415
Professional Services and Other	715	2,712

Total Revenues	9,767	11,010
Expenses:
Cost of Revenues	4,283	3,850

Gross Profit	5,484	7,160
General and Administrative	2,278	2,312
Selling and Marketing	1,867	1,545
System and Development	935	891

Total Expenses	5,080	4,748

Income (Loss) from Operations	404	2,412
Other Income (Expense)
Interest Income	26	23
Interest Expense	(2)	(312)

Total Other Income (Expense)	24	(289)

Income (Loss) Before Income Taxes	428	2,123
Income Tax Provision	9	—

Net Income (Loss)	$419	$2,123

Net Income (Loss) Per Share:
Basic	$0.02	$0.15
Diluted	$0.02	$0.15
Shares used in calculation of Net Income (Loss) Per Share:
Basic	17,883	13,708
Diluted	20,097	14,290
Reconciliation of Net Income to EBITDA (See Note 1):
Net Income (Loss)	$419	$2,123
Depreciation	969	753
Other Expense (Income)	(24)	289
Taxes	9	—

EBITDA (See Note 1)	$1,373	$3,165

1.	EBITDA represents earnings (loss) before interest, taxes, depreciation and amortization, and gains or losses from extraordinary items.

Online Resources Corporation
Condensed Balance Sheets
(In thousands)
(Unaudited)

	MARCH 31,	DECEMBER 31,
	2004	2003
ASSETS
Current Assets:
Cash, Cash Equivalents and Short-term Investments	$13,982	$13,634
Accounts Receivable, Net	4,193	3,935
Deferred Implementation Costs	451	494
Prepaid Expenses and Other Current Assets	798	911

Total Current Assets	19,424	18,974
Property and Equipment, Net	7,394	7,344
Deferred Implementation Costs, Less Current Portion	421	417
Other Assets	99	117

Total Assets	$27,338	$26,852

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts Payable, Accrued Expenses and Other Current Liabilities	$2,691	$2,834
Deferred Revenues	511	586
Current Portion of Capital Lease Obligation	41	97

Total Current Liabilities	3,243	3,517
Capital Lease Obligation, Less Current Maturities	11	11
Deferred Revenues, Less Current Portion	326	302
Other Long Term Liabilities	59	51

Total Liabilities	3,639	3,881
Stockholders’ Equity	23,699	22,971

Total Liabilities and Stockholders’ Equity	$27,338	$26,852